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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 1997

                           HIGHWOODS PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)

                                   MARYLAND
                           (State of Incorporation)

                 1-13100                                 56-1871668
        (Commission File Number)             (IRS Employer Identification No.)

     3100 SMOKETREE COURT, SUITE 600                       27604
         RALEIGH, NORTH CAROLINA                         (Zip Code)
(Address of principal executive offices)

                                (919) 872-4924
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

J.C. NICHOLS TRANSACTION

         On December 22, 1997, Highwoods Properties, Inc. (the "Company") entered into a merger agreement (the "Merger Agreement") with J.C. Nichols Company ("J.C. Nichols") pursuant to which the Company will combine its property operations with J.C. Nichols (the "J.C. Nichols Transaction"). While the J.C. Nichols Transaction is expected to close in the second quarter of 1998, no assurance can be given that all or a part of the transaction will be consummated.

        J.C. Nichols owns or has an ownership interest in 27 office properties encompassing approximately 1.5 million rentable square feet, 33 retail properties encompassing approximately 2.5 million rentable square feet, 13 industrial properties encompassing approximately 337,000 rentable square feet and 16 multifamily communities with 1,816 apartment units in Kansas City, Missouri and Kansas. Additionally, J.C. Nichols has an ownership interest in 21 office properties and one industrial property encompassing approximately 1.5 million rentable square feet and one multifamily community with 418 apartment units in Des Moines, Iowa.

        The J.C. Nichols Transaction is subject to the approval of J.C. Nichols' shareholders at a special meeting expected to be held in March 1998. Under the terms of the Merger Agreement, as approved by each company's board of directors, the Company will acquire all of the outstanding shares of the common stock, $.01 par value, of J.C. Nichols ("J.C. Nichols Common Stock"). J.C. Nichols shareholders may elect to receive either 1.84 shares of the Company's common stock, $.01 par value ("Highwoods Common Stock"), or $65 in cash for each share of J.C. Nichols Common Stock. However, the cash payment to all J.C. Nichols shareholders cannot exceed 40% of the consideration and the Company may limit the amount of Highwoods Common Stock issued to J.C. Nichols shareholders to 75% of the total consideration. The exchange ratio is fixed and reflects the average closing price of Highwoods Common Stock stock over the 20 trading days preceding the effective date of the Merger Agreement. The transaction is valued at approximately $570 million, including assumed debt of approximately $250 million, net of cash of approximately $65 million.

         The J.C. Nichols properties include the Country Club Plaza which covers 15 square blocks and includes 1.0 million square feet of retail space, 1.1 million square feet of office space and 462 apartment units. As of September
30, 1997, the Country Club Plaza was approximately 96% leased. The Country Club Plaza is undergoing a $62 million expansion and restoration expected to add 800,000 square feet of retail, office, hotel and residential space. The Company plans to invest an additional $240 million to expand the Country Club Plaza as previously planned by J.C. Nichols.

        The Company will succeed to interests of J.C. Nichols in a strategic alliance with Kessinger/Hunter & Company, Inc. ("Kessinger/Hunter") pursuant to which Kessinger/Hunter manages and leases the office, industrial and retail properties presently owned by J.C. Nichols in the greater Kansas City metropolitan area. J.C. Nichols has a 30% ownership interest in Kessinger/Hunter. The Company also will succeed to interests of J.C. Nichols in a strategic alliance with R&R Investors, Ltd. pursuant to which R&R Investors, Ltd. manages and leases the co-venture properties located in Des Moines. J.C. Nichols has an ownership interest of 50% or more in each of a series of nine co-ventures with R&R Investors, Ltd. or its principal.

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         J.C. Nichols will retain its name and operate as a division of the
Company. Barrett Brady, president of J.C. Nichols, will become senior vice president of the Company responsible for its Midwest operations. In addition, the Company will expand its board of directors to include one independent director to be designated by J.C. Nichols.

RIPARIUS AND GARCIA TRANSACTIONS

        On December 23, 1997, the Company entered into a business combination with Riparius Development Corporation in Baltimore, Maryland and acquired a portfolio of five office properties encompassing 369,000 square feet, two office development projects encompassing 235,000 square feet, 11 acres of development land and 101 additional acres of development land to be acquired over the next three years (the "Riparius Transaction"). The development land acquired in the Riparius Transaction is zoned and enables the Company to build an additional 2.0 million rentable square feet of office space. As of September 30, 1997, the properties acquired in the Riparius Transaction were 99% leased. The cost of the Riparius Transaction consists of a cash payment of $43.6 million, the assumption of the development projects with an anticipated cost of $26.2 million expected to be paid in 1998, and an additional cash payment of $23.9 million to be paid out over the next three years.

        Additionally, the Company has entered into an agreement to acquire 14 office properties encompassing 874,000 rentable square feet, six service center properties encompassing 359,000 square feet and 66 acres of development land in Tampa, Florida (the "Garcia Transaction"). As of September 30, 1997, the properties to be acquired in the Garcia Transaction were 92% leased. The cost of the Garcia Transaction consists of a cash payment of $91.0 million and the assumption of $20 million in secured debt. While the Garcia Transaction is expected to close in January 1998, no assurance can be given that all or part of the transaction will be consummated.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         Certain matters discussed herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Act of 1934, as amended. Those statements are identified by words such as "expect," "should" and words of similar import. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from the Company's current expectations include general economic conditions; risks associated with the development and acquisition of properties, including risks that the development or acquisition may not be completed on schedule; and risks associated with the consummation of the transactions discussed above, including risks that the parties fail to secure required consents or that the transactions otherwise fails to close.


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                                           SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 HIGHWOODS PROPERTIES, INC.

                 /S/  CARMAN J. LIUZZO
                 ---------------------------------------
                 Carman J. Liuzzo
                     Vice President and Chief Financial
                      Officer

                 Date: January 6, 1998